ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                      15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260
                                (602) 607-1010



                                PROXY STATEMENT



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held November 6, 1998

TO THE SHAREHOLDERS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), will be held at the Company's offices, 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260, Scottsdale, Arizona, on November 6, 1998, at 10:00 a.m., Mountain Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1.     ELECTION OF DIRECTORS

Proposal No. 2.     APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS
                    TO DECLARE, ONLY IF NECESSARY, A REVERSE SPLIT OF THE
                    OUTSTANDING COMMON STOCK ON THE BASIS OF ONE SHARE OF
                    COMMON STOCK FOR UP TO THREE SHARES OUTSTANDING.  THE
                    EFFECTIVE DATE AND THE PRECISE NUMBER OF SHARES TO BE
                    CONVERTED TO BE DETERMINED BY THE COMPANY'S BOARD OF
                    DIRECTORS AT A LATER TIME.  IF THE BOARD OF DIRECTORS HAS
                    NOT EFFECTED THE ACTION CONTEMPLATED HEREUNDER BY OCTOBER
                    31, 1999, THIS AUTHORIZATION WILL CEASE.

Proposal No. 3.     APPROVAL OF THE ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                    1998 STOCK OPTION PLAN

Proposal No. 4.     APPROVAL OF THE ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                    1998 DIRECTORS AND OFFICERS STOCK OPTION PLAN


This Annual Meeting is called as provided for by Arizona law and the Company's By-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on October 7, 1998, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.


                                   CYNTHIA L. CASTELLANO
                                   SECRETARY


Scottsdale, Arizona
October 7, 1998




                  Alanco Environmental Resources Corporation
                      15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260
                                 (602)607-1010


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 6, 1998

                              GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Environmental Resources Corporation, an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's offices, 15900 North 78th Street, Suite 101, Scottsdale, Arizona 85260, Scottsdale, Arizona, on the 6th day of November, 1998 at 10:00 a.m., Mountain Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before October 9, 1998.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.
                     SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on October 7, 1998 are entitled to notice of and to


vote at the Meeting or any adjournment thereof. On May 14, 1998, the Company effected a 1 for 7 reverse split of the outstanding Common Stock. On October 7, 1998 the Company had 5,050,682 shares of its Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is permitted.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND OF MANAGEMENT

The Company does not know of any person beneficially owning more than five percent (5%) of the outstanding shares of the Registrant.

Current Directors and Officers

The following table sets forth the directors and officers and number of shares of the Company's Common Stock beneficially owned as of September 1, 1998, by individual directors and executive officers and by all directors and executive officers of the Company as a group.
                                                                  % of Shares
Name                     Title(1)         Age         Shares      Outstanding
--------------------  ------------------- ----   -----------   ---------------
Harold S. Carpenter      Director          64        109,171            2.16%
James T. Hecker          Director          41         11,987            0.24%
Edward J. Maley(2)       Director          56              1            0.00%
Steven P. Oman           Director          49              0            0.00%
Robert R. Kauffman       Director/COB/CEO  58         40,000            0.79%
Joseph T. Connelly       CFO               54              0            0.00%
Cynthia Castellano       Secretary         36              0            0.00%

Officers and Directors as a Group (7 individuals)    161,159            3.19%

(1) COB is Chairman of the Board; CEO is Chief Executive Officer; CFO is Chief Financial Officer.
(2) Edward Maley is also currently serving as President of Fry Guy Inc., a wholly-owned subsidiary of the Company.

Committees:  Meetings of the Board

The Company has a Compensation/Administration Committee and an Audit Committee. The Compensation/Administration Committee and the Audit Committee were formed in 1995. Messrs. Harold Carpenter and James Hecker comprise both the Compensation/Administration Committee and the Audit Committee. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and will serve as the Administrative Committee for the Company's Stock Option Plan. The Audit Committee serves as a liaison between the Board and the Company's auditor. The Compensation/Administration Committee met three (3) times during the fiscal year ended June 30, 1998, and the Audit Committee met two (2) times during the fiscal year ended June 30, 1998.

The Company's Board of Directors held eleven (11) meetings during the fiscal year ended June 30, 1998, at which time all current Directors were present or consented in writing to the action taken at such meetings.



Compliance with Section 16(a) of Securities Exchange Act of 1934

To the Company's knowledge, during the fiscal year ended June 30, 1998, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

Family Relationships

There is no family relationship between any Director, executive or person nominated or chosen by the Company to become a Director or executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal year ending June 30, 1998, the compensation awarded or paid by the Company to its Chief Executive Officer and any of the executive officers of the Company whose total salary and bonus exceeded $100,000 during such year (The "Named Executive Officers"):


                                                             Securities
   Name and                                                  Underlying
   Principal            Fiscal       Annual  Compensation     Options
   Position             Year         Salary      Bonus        (#shares)
-----------------    ----------  ----------- ------------- ----------------

Dennis Schlegel        1998       $  62,500         -         42,858 (2)
C.E.O. (1)                                                    17,143 (2)(3)

Edward J. Maley        1998        $100,642         -          5,715 (2)
C.E.O. (4)

(1) Mr. Schlegel was elected C.E.O. in April 1997 and resigned his position in October, 1997.
(2)  Reflecting reverse split effective May 14, 1998.
(3)  See Section on Employment Agreements and Executive Compensation.
(4) Mr. Maley was elected temporary C.E.O. in November 1997 and resigned his position June 30, 1998. Mr. Maley is currently serving as President of Fry Guy Inc., a wholly-owned subsidiary of the Company.

Robert Kauffman was appointed CEO effective 7/1/98; therefore, no compensation was paid to Mr. Kauffman for fiscal year ending June 30, 1998. No other executive officer earned more than $100,000 during the current fiscal year.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended June 30, 1998, to each of the Named Executive Officers. This table takes into consideration the reverse split effective May 14, 1998. No stock appreciation rights ("SARs") have been granted by the Company.

                                  Individual Grants

                                Percent of
                 Number of      Total
                 Securities     Options                      Mkt
                 Underlying     Granted to     Exer-         Price
                 Options        Employees      cise          Date
                 Granted        in Fiscal      Price         of             Expir
    Name          (#)           Year           ($/Sh)        Grant          Date
--------------- ------------- -------------  ------------  -------------  ----------------
Dennis Schlegel     17,143        34.3%       $4.69          $4.69         8/27/02
Wang Yee Lin         5,715        11.4%       $6.16          $6.16         7/15/02
Edward Maley(1)      5,715        11.4%       $6.16          $6.16         7/15/02
Other               21,433        42.9%       $4.27-$6.16    $4.27-$6.16   7/15/02-9/25/02
                ------------- -------------
Total               50,006       100.0%


     The lowest option price of the Options granted in last fiscal year is $4.27 or 763% of the current market price; therefore, the potential realizable assumed annual rates of stock price appreciation for option term at 0%, 5% and 10% is zero.

(1) These options were surrendered to 1996 Directors & Officers Stock Option Plan and canceled in August 1998. See Section on Option Grants Subsequent to Fiscal Year End.





Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End
Option/Values

The following table sets forth the number and value of the unexercised options held by each of the Named Executive Officers at June 30, 1998. None of the Named Executive Officers exercised options in the fiscal year ended June 30, 1998.

                                       Number of
                                       Unexercised
                                       Options at    Exercise
                     Shares Acquired   Value         FY-End (#)    Price
Name                 On Exercise (#)   Realized ($)  Exercisable   Per Share
-------------------- ---------------- ------------- ------------ ------------
Dennis Schlegel          0               0           31,429       $4.69-6.30
Edward J. Maley (1)      0               0            5,715       $6.16
Harold Carpenter (1)     0               0           14,286       $6.30
Cynthia Castellano       0               0            1,072       $14.63
Wang Yee Lin             0               0            5,715       $6.16

(1) These options were surrendered to 1996 Directors & Officers Stock Option Plan in August 1998. See Section on Option Grants Subsequent to Fiscal Year End.
(2) The lowest option price of the Options granted in last fiscal year is $4.69 or 838% of the current market price; therefore, the value of the unexercised options at fiscal year end is zero.


Option Grants Subsequent to Fiscal Year End

                       Number of
                       Underlying
                       Securities
                       Options    Date of     Date       Expiration    Option
    Name               Granted    Grant    Exercisable   Date          Price
---------------------- -------- ---------- ------------ ------------- --------
Robert R. Kauffman(1)  500,000   8/25/98     8/25/98       8/25/08      (2)
Robert R. Kauffman(1)  250,000   8/25/98     1/1/99        8/25/08      (2)
Robert R. Kauffman(1)  250,000   8/25/98     7/1/99        8/25/08      (2)
John A. Carlson(1)      50,000   9/9/98      3/1/99        9/9/08       (2)
John A. Carlson(1)      50,000   9/9/98      9/1/99        9/9/08       (2)
Harold S. Carpenter(3)  20,000   8/12/98     8/12/98       8/11/03      $1.00
James T. Hecker(3)      20,000   8/12/98     8/12/98       8/11/03      $1.00
Steven P. Oman(3)       20,000   8/12/98     8/12/98       8/11/03      $1.00
Edward J. Maley(3)       7,500   8/12/98     8/12/98       8/11/03      $1.00

(1) Robert R. Kauffman and John A. Carlson stock options were not issued pursuant to any pre-established compensation plan but issued pursuant to their initial engagement of employment with the Company. Robert R. Kauffman was elected as Chief Executive Officer effective July 1, 1998, and John A. Carlson was appointed Senior Vice President, Corporate Development effective September 9, 1998.

(2) The option price shall be the lower of (i) $1.00 per share or (ii) the price per share which is equal to the average low daily bid price of any ten
(10) consecutive trading days from July 1, 1998 until thirty (30) days following the date of public release of the Company's Summary Financial Results for its fiscal year ending June 30, 1998.

(3) Issued pursuant to the 1996 Directors & Officers Stock Option Plan.

Employment Agreements and Executive Compensation

Dennis Schlegel, Chief Executive Officer from April to October, 1997, had a two year employment agreement with the Company whereby he was to receive during the first year, $6,250 per month in regular compensation and options to purchase 7,143 shares of the Company stock at $4.69 per share, and during the second year, a minimum of $10,000 per month in regular compensation and options to purchase 10,000 shares of the Company stock at $4.69 per share. In January, 1998, Mr. Schlegel received six months of compensation and the vesting of his options for the termination of his employment agreement.

Robert R. Kauffman is currently serving as an at will employee and the terms of his employment include a base salary of $6,750 per month, $1,250 per month in supplemental executive benefit reimbursement, stock options to purchase up to 1,000,000 shares of common stock (see section on Option Grants Subsequent to Fiscal Year End), and eligibility to receive an annual cash bonus based on performance to be determined at the discretion of the Board of Directors. Pursuant to the terms of Mr. Kauffman's engagement, Mr. Oman was appointed to the Board of Directors, and Mr. Oman and Mr. LaVoy have been nominated for the slate of Directors presented herein.










1995 Stock Option Plan

On December 16, 1995, the Shareholders approved the Company's 1995 Stock Option Plan (the Plan). The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the key employees of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Options granted may be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, for certain key employees. The Plan is administered by an Administrative Committee whom shall serve a one year term. The Administrative Committee is composed of the Board's Compensation/Administration Committee. The current members of the Compensation/Administration Committee are James Hecker and Harold Carpenter. The Plan was approved by the Board of Directors on September 28, 1995, approved by the Shareholders on December 16, 1995, and shall terminate on September 28, 2005.

The Plan was established in 1995 to issue Options to acquire up to 1,000,000 shares to Key Employees. As a result of the May, 1998 reverse split of the outstanding common stock, the Plan was adjusted to allow approximately 142,857 shares to be issued. There are 81,573 shares remaining available for grant under this Plan. The maximum number of shares subject to Options granted to any one Key Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted.
The period in which Options can be exercised shall be set by the Administrative Committee not to exceed five years from the date of Grant. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. The issuance of options pursuant to this Plan is not expected to be a taxable event for qualified recipients until such time that the recipients elect to sell the shares received upon exercise of the Option whereupon the recipients are expected to recognize income to the extent the sales price of the shares exceeds the exercise price of the option on the date of exercise. All Key Employees of the Company and its subsidiaries are eligible to participate in the Incentive Stock Options. A Key Employee is defined in the Plan as a Company employee who in the judgement of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan.

Compensation of Directors

Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings. In addition, all Directors not otherwise employed or compensated by the Company are entitled to receive $750 per meeting per day up to a maximum of $1,500, or $250 per telephonic meeting, in cash, in common stock at the market price per share, or in health insurance benefits. Pursuant to these Directors fees, no shares of
common stock were issued.   On July 16, 1997, Wang Yee Lin and Edward Maley
were awarded options to acquire 5,715 shares each of stock pursuant to the Company's 1996 Directors and Officers Stock Option Plan at an exercise price of $6.16 per share. On August 12, 1998, additional options were granted to Harold
S. Carpenter, James T. Hecker, Edward J. Maley and Steven P. Oman (see section on Option Grants Subsequent to Fiscal Year End).

Other Arrangements

There are no other arrangements pursuant to which the Company's Directors receive compensation from the Company for services as Directors.

Termination of Employment and Change of Control Arrangement

There is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or

any other termination of employment with the Company, or from a change in the control of the Company.

Transactions with Management

In April, 1998 the Company entered into a Loan Agreement with Harold S. Carpenter, a Director of the Company, and Keith V. Denner, a shareholder of the Company, whereby Mr. Carpenter and Mr. Denner agreed to extend a ninety day line of credit to the Company in the total amount of $300,000. Upon execution of the Agreement, an initial draw of $100,000 was made and was repaid within thirty days. The line of credit was secured by an assignment of the Company's interest in the real estate sales contract dated June 6, 1997, with respect to certain property located in Boone County, Iowa. As consideration for the line of credit, Mr. Carpenter received interest at the rate of three percent (3%) of the highest principal balance for every calendar month in which principal was outstanding, resulting in $1,500 to Mr. Carpenter for his $50,000 portion of the initial draw. Mr. Denner received five year warrants to acquire 60,715 shares of the Company's common stock exercisable at $2.80 per share which are subject to adjustment in number and price for splits of the Company's common stock and similar events. Mr. Denner also surrendered existing warrants to acquire 60,715 shares of common stock.

On February 9, 1998, the Company loaned Edward J. Maley, then Chief Executive Officer, $31,400 in the form of a Promissory Note which bears interest at 8%. The Company anticipates this loan to be repaid in full by November 30, 1998.

PROPOSAL NO. 1.     ELECTION AS DIRECTORS

The Articles presently provide for a Board of Directors of not more than nine
(9) members. The number of Directors of the Company has been fixed at five (5) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the five (5) nominees listed below to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the five (5) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:
                                                                Year
Name                          Age      Position                 First Director
------------------------    -------   ------------------------- --------------
Harold S. Carpenter           64       Director                    1995

James T. Hecker               41       Director                    1997

Robert R. Kauffman            58       Director/C.O.B./C.E.O.      1998

Thomas C. LaVoy               39       Nominee for Director        N/A

Steven P. Oman                49       Director                    1998


Business Experience of Nominees

Robert R. Kauffman:     Mr. Kauffman was appointed as Chief Executive Officer
and Chairman of the Board effective July 1, 1998.  Mr. Kauffman was formerly

President and Chief Executive Officer of Nasdaq-listed Photocomm, Inc., from 1988 until 1997 (since renamed Golden Genesis, Inc.). Photocomm is the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million. Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company. Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Harold S. Carpenter:   Mr. Carpenter is presently the President of Superiorgas
Co. , Des Moines, Iowa, which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an
investment company affiliated with Superiorgas Co.    Mr. Carpenter founded
these companies in 1984 and 1980, respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa, which is a real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa, which manufactured air pollution control equipment. Mr. Carpenter is currently a member of the Board of Directors of the Allied Group, Inc., a publicly owned insurance company headquartered in Des Moines, Iowa.
Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelors of Science and Commerce degree.

James T. Hecker. Mr. Hecker is both an Attorney and a Certified Public Accountant. Since 1987 Mr. Hecker has been Treasurer and General Counsel of Hawley and Wright, Inc., Evergreen, Colorado, a private capital management company which manages a $60 million portfolio. He also served since 1992 as a trustee of an $11 million charitable trust. From 1984 to 1987, Mr. Hecker was the Controller of Northern Pump Company, Minneapolis, Minnesota, a multi-state operating oil and gas company with more than 300 properties, with responsibility of all accounting and reporting functions. Prior to that, from 1981 to 1984, Mr. Hecker was Audit Supervisor of Total Petroleum, Inc., Denver, responsible for all phases of internal audit and development of audit and systems controls. Mr. Hecker received a J.D. degree from the University of Denver in 1992, and a B.B.A. degree in Accounting and International Finance from the University of Wisconsin in 1979. He is a member in good standing of the Colorado and the American Bar Associations, the Colorado Society of CPAs, and the American Institute of CPAs.

Steven P. Oman: Mr. Oman was appointed to the Board in June 1998. Since 1991 Mr. Oman has been Managing Partner of Oman, Schulenburg & Politan, a Phoenix, Arizona law firm. From 1986 to 1991, Mr. Oman served as Vice President and General Counsel of Programmed Land, Inc., a Scottsdale-based diversified holding company engaged in real estate, including ownership, development, marketing and management of properties, as well as non-real estate subsidiaries involved in the electronics and automotive industries. Prior to that, from 1978 to 1986, Mr. Oman was President and General Counsel of Charter Development, Inc., a real estate development firm in St. Paul, Minnesota. Mr. Oman received a J.D. degree, cum laude, in 1975 from William Mitchell College of Law, St. Paul, and a Bachelor of Mechanical Engineering degree from the University of Minnesota, Institute of Technology, Minneapolis, in 1970.

Thomas C. LaVoy: Thomas C. LaVoy has served as Chief Financial Officer of SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998. From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of Nasdaq-listed Photocomm, Inc., (since renamed Golden Genesis, Inc.), the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million. Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983. Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant.


PROPOSAL NO. 2:           APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF
                          DIRECTORS TO DECLARE, ONLY IF NECESSARY, A REVERSE
                          SPLIT OF THE OUTSTANDING COMMON STOCK ON THE BASIS OF
                          ONE SHARE OF COMMON STOCK FOR UP TO THREE SHARES
                          OUTSTANDING.  THE EFFECTIVE DATE AND THE PRECISE
                          NUMBER OF SHARES TO BE CONVERTED TO BE DETERMINED BY
                          THE COMPANY'S BOARD OF DIRECTORS AT A LATER TIME.  IF
                          THE BOARD OF DIRECTORS HAS NOT EFFECTED THE ACTION
                          CONTEMPLATED HEREUNDER BY OCTOBER 31, 1999, THIS
                          AUTHORIZATION WILL CEASE.

On August 12, 1998, the Board of Directors approved submitting a reverse stock split of the Company's Common Stock to the Company's Shareholders if Management determines that a reverse split would be necessary to keep the Common Stock eligible to be quoted on The Nasdaq Stock Market ("Nasdaq"). The Board is requesting Shareholder authorization to declare up to 1 for 3 reverse stock split of the Company's Common Stock, only if necessary, to keep the Common Stock eligible to be quoted on The Nasdaq Stock Market ("Nasdaq"). The Board of Directors desires not to effect such a reverse stock split but believes that retaining the Company's listing on Nasdaq is crucial to Shareholder value and liquidity and the Company's long term business prospects.

It is recommended that the shareholders give authorization until October 31,1999, to the Board of Directors to effect up to a 1 for 3 reverse stock split of the Company's Common Stock. The Board of Directors will declare a reverse split only upon notice from Nasdaq that it must achieve compliance with the minimum bid price or be de-listed. Assuming that a reverse stock split would cause the trading price of the Company's Common Stock to increase in the same proportion as the amount of the split, a reverse stock split would result in a proportionate increase in the quoted bid price of the Common Stock, thereby maintaining Nasdaq eligibility of a bid price of not less than $1.00. The reverse split will be effective within 10 days of the Company's notice to Nasdaq that the Board has declared the reverse split.

As a result of the possible up to 1 for 3 reverse stock split, each three issued shares of the Company's Common Stock held on the effective date will automatically be converted into one share of Common Stock. No fractional shares will be issued and no cash will be paid for fractional shares. Instead, each fractional share would be rounded up to a whole share.

EFFECT OF REVERSE SPLIT ON HOLDERS OF ODD LOTS OF SHARES

If the maximum 1 for 3 reverse split is authorized and declared, the reverse split would result in holders of 297 or fewer shares holding an "odd lot" of less than 100 shares. The reverse split may also result in shareholders have an odd lot of shares if their resulting total number of shares is not a multiple of 100. A securities transaction of 100 or more shares is a "round lot" transaction of shares for securities trading purposes and a transaction of less than 100 shares is an "odd lot" transaction. Round lot transaction are the standard size requirements for securities transactions and odd lot transactions may result in higher transaction costs to the odd lot seller.

Proposal No. 3.           APPROVAL OF THE ALANCO ENVIRONMENTAL RESOURCES
                          CORPORATION 1998 STOCK OPTION PLAN

On August 12, 1998 the Company's Board of Directors approved submitting the Alanco Resources Corporation 1998 Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock.

The Options granted to Employees can be either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Statutory Options". The issuance of qualified Incentive Stock Options

pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to sell the shares received from the exercise whereupon the recipient is expected to recognize income to the extent the sale price of the shares exceeds the exercise price of the option on the date of sale. The issuance of Non-Statutory Stock Options pursuant to this Plan is not expected to result in a tax liability to the recipient since the options are granted at fair market value on date of grant. The recipient is expected to recognize income to the extent the market price of the shares exceeds the tax basis of the option on the date of exercise.

The Plan is administered by an Administrative Committee of the Board of Directors. The Plan may issue Options to acquire up to 750,000 shares to Employees. The Company will not receive any consideration for the grant of options under the Plan and the approximate market value of the shares to be reserved for the plan is $569,175 based upon the average thirty day closing price for the Company's common stock for the period ending September 23, 1998. The maximum number of shares subject to Incentive Stock Options granted to any one Employee shall not exceed 100,000 shares. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed ten years from the date of Grant. Incentive Stock Options are exercisable once vested. Twenty-five percent (25%) of the shares issuable under the Options shall vest six months from date of Grant provided that the Optionee has remained an Employee of the Company for not less than six months from date of Grant, twenty-five percent (25%) of the shares issuable under the Options shall vest one year from date of Grant provided that the Optionee has remained a Employee of the Company for not less than one year from the date of Grant, and the remaining fifty percent (50%) shall vest two years from date of Grant provided that the Optionee has remained a Employee of the Company for not less than two years from the date of Grant. Otherwise the Incentive Stock Options shall lapse. The Incentive Stock Options must be exercised within 90 days following termination of relationship with the Company, or within one (1) year following death or permanent and total disablement of the Optionee. The vesting schedule, and the exercise schedule following termination, death or total and permanent disablement of the Optionee, of Non-Statutory Stock Options will be determined by the Committee at the time of grant. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

All Employees of the Company and its subsidiaries are eligible to participate in the Plan. An Employee is defined in the Plan as a person, including officers and directors, employed by the Company who in the judgment of the Administrative Committee has the ability to positively affect the profitability and economic well-being of the Company. Part time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan. Neither the Board of Directors nor the Administrative Committee have estimated the number of Options to be granted to Employees and are expected to make this determination on a discretionary basis. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a reverse split in the outstanding shares of the Common Stock of the Company.

Proposal No. 4.           APPROVAL OF THE ALANCO ENVIRONMENTAL RESOURCES
                          CORPORATION 1998 DIRECTORS AND OFFICERS STOCK OPTION
                          PLAN

On August 12, 1998, the Company's Board of Directors approved submitting the Alanco Resources Corporation 1998 Directors And Officers Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Executive Officers of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock.

The Options granted are not  "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by an Administrative Committee, which shall consist of up to three (3) individuals appointed by the Board from among its members, at least two (2) of which are non-employee Directors. The Plan may issue Options to acquire up to 750,000 shares to Directors and Executive Officers. The Company will not receive any consideration for the grant of options under the Plan and approximate market value of the shares to be reserved for the plan is $569,175 based upon the average thirty day closing price for the Company's common stock for the period ending September 23, 1998. The exercise price for Options shall be set by the Administrative Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the average of the closing price for ten consecutive trading days at which the Stock is listed in the NASDAQ quotation system ending on the day prior to the date an Option is granted. The period in which Options can be exercised shall be set by the Administrative Committee not to exceed ten years from the date of Grant. Options are exercisable once vested. All of the shares issuable under the Options shall vest one year from date of Grant provided that Optionee has remained a Director or Executive Officer of the Company for not less than one year from the date of Grant. Otherwise, the Options shall lapse. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Administrative Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

All Directors and Executive Officers of the Company are eligible to participate in the Plan. The Company will grant to non-employee Directors newly appointed to the Board of Directors an option to purchase 20,000 shares of common stock at fair market value. Upon each subsequent anniversary of the election to the Board of Directors, each non-employee Director will receive an option to purchase 10,000 shares of common stock at fair market value. The Board of Directors or the Administrative Committee have no known additional number of Options to be granted to Directors and Executive Officers and may elect to make this determination on an discretionary basis. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a reverse split in the outstanding shares of the Common Stock of the Company.











                         REQUEST FOR COPY OF FORM 10K

Shareholders may request a copy of the Form 10K by writing to the Company's offices, 15900 N. 78th Street, Suite 101, Scottsdale, Arizona 85260.

                   DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, including nominations for election as directors must be received at the offices of the Company, 15900 N. 78th Street, Suite 101, Scottsdale, Arizona 85260, no later than July 31, 1999.


                                       CYNTHIA L. CASTELLANO

                                       SECRETARY

Scottsdale, Arizona
October 7, 1998














































  Proxy Solicited by The Board of Directors of Alanco Environmental Resources
                                 Corporation

The undersigned appoints Robert R. Kauffman (and Cynthia L. Castellano, if Mr. Kauffman is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of Alanco Environmental Resources Corporation, an Arizona corporation, at the Annual Meeting of Shareholders to be held at the offices of the Company, 15900 N. 78th Street, Suite 101, Scottsdale, Arizona, at 10:00am. Mountain Standard Time, on November 6, 1998, and any and all adjournments thereof, for the following purposes:

A SHAREHOLDER MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S
NAME(S).   FOR EXAMPLE A SHAREHOLDER WITH 1,000 SHARES MAY CAST A TOTAL OF
5,000 VOTES (# OF SHARES X 5 DIRECTORS) FOR ALL, ONE OR A SELECT NUMBER OF CANDIDATES.]

PROPOSAL NO. 1            ELECTION TO THE  BOARD OF DIRECTORS

____ FOR Management nominees listed below equally among all the nominees

OR VOTED AS FOLLOWS:
Harold S. Carpenter       _________ Shares      James T. Hecker ________ Shares

Robert R. Kauffman        _________ Shares      Thomas C. LaVoy ________ Shares

Steven P. Oman            _________ Shares


____ AGAINST Management's nominees for the Board of Directors,

MANAGEMENT INTENDS TO VOTE SHARES FOR ALL OF THE FIVE (5) NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED IN THIS PROXY. IF AT THE TIME OF THE MEETING, ANY OF THE NOMINEES SHOULD BE UNABLE TO SERVE, THE DISCRETIONARY AUTHORITY PROVIDED IN THE PROXY WILL BE EXERCISED TO CUMULATIVELY VOTE FOR THE REMAINING NOMINEES, OR FOR A SUBSTITUTE NOMINEE OR NOMINEES, IF ANY, AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

PROPOSAL NO. 2.     APPROVAL OF A PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS
                    TO DECLARE, ONLY IF NECESSARY, A REVERSE SPLIT OF THE
                    OUTSTANDING COMMON STOCK ON THE BASIS OF ONE SHARE OF
                    COMMON STOCK FOR UP TO THREE SHARES OUTSTANDING.  THE
                    EFFECTIVE DATE AND THE PRECISE NUMBER OF SHARES TO BE
                    CONVERTED TO BE DETERMINED BY THE COMPANY'S BOARD OF
                    DIRECTORS AT A LATER TIME.  IF THE BOARD OF DIRECTORS HAS
                    NOT EFFECTED THE ACTION CONTEMPLATED HEREUNDER BY OCTOBER
                    31, 1999, THIS AUTHORIZATION WILL CEASE.

____ FOR            ____ AGAINST        ____ ABSTAIN

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.


PROPOSAL NO. 3.     APPROVAL OF THE ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                    1998 STOCK OPTION PLAN

____   FOR          ____ AGAINST        ____ ABSTAIN

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.

PROPOSAL NO. 4.     APPROVAL OF THE ALANCO ENVIRONMENTAL RESOURCES CORPORATION
                    1998 DIRECTORS AND OFFICERS STOCK OPTION PLAN
____   FOR          ____ AGAINST        ____ ABSTAIN


IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR THE PROPOSAL.


SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.
The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated: ____________________________ , 199__   ______________________________

                                              ______________________________


Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO ENVIRONMENTAL RESOURCES CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO ALANCO ENVIRONMENTAL RESOURCES CORPORATION, C/O AMERICAN SECURITIES TRANSFER, INC., 938 QUAIL STREET, SUITE 101, LAKEWOOD, CO 80215-5513. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.














